EXHIBIT 21
List of Subsidiaries of the Registrant

	Jurisdiction of Incorporation	Names Under Which Subsidiary does Business

NBT Bancorp Inc. Subsidiaries:
NBT Bank, National Association	Organized in the United States of America	NBT Bank
NBT Financial Services, Inc.	Delaware	NBT Financial Services
CNBF Capital Trust I	Delaware	CNBF Capital Trust I
NBT Statutory Trust I	Delaware	NBT Statutory Trust I
NBT Statutory Trust II	Delaware	NBT Statutory Trust II
NBT Holdings, Inc.	New York	NBT Holdings
Alliance Financial Capital Trust I	Delaware	Alliance Financial Capital Trust I
Alliance Financial Capital Trust II	Delaware	Alliance Financial Capital Trust II
NBT Bank, National Association Subsidiaries:
NBT Capital Corp.	New York	NBT Capital Corp
NBT Capital Management, Inc.	New York	NBT Capital Management
Broad Street Property Associates, Inc.	New York	Broad Street Property Associates
FNB Financial Services, Inc.	Delaware	FNB Financial Services
CNB Realty Trust	Maryland	CNB Realty Trust
NBT Financial Services, Inc. Subsidiaries:
Pennstar Financial Services, Inc.	Pennsylvania	Pennstar Financial Services
EPIC Advisors, Inc.	New York	EPIC Retirement Plan Services
NBT Holdings, Inc. Subsidiaries:
NBT Insurance Agency, LLC	New York	NBT Insurance Agency